Exhibit 10.2

July 28, 2003

NAVIGANT INTERNATIONAL, INC.

84 Inverness Circle East

Englewood, CO 80112

Attention: General Counsel

Re:	Fourth Amendment to Note Purchase Agreements

Ladies and Gentlemen:

Reference is made to (1) the Note Purchase Agreement, dated as of November 15, 2000, by and between Navigant International, Inc., a Delaware corporation (the “Company”), and The Prudential Insurance Company of America, (2) the Note Purchase Agreement, dated as of November 15, 2000, by and between the Company, on the one hand, and Security Life of Denver Insurance Company, USG Annuity & Life Company, Reliastar Life Insurance Company (successor by merger to Northern Life Insurance Company), Reliastar Life Insurance Company of New York and Security Connecticut Life Insurance Company, on the other hand, (3) the Note Purchase Agreement, dated as of November 15, 2000, by and between the Company and Teachers Insurance and Annuity Association of America, (4) the Note Purchase Agreement, dated as of November 15, 2000, by and between the Company and The Guardian Life Insurance Company of America and (5) the Note Purchase Agreement, dated as of November 15, 2000, by and between the Company and Hartford Life Insurance Company (as amended and as further amended from time to time, each a “Note Purchase Agreement”; collectively, the “Note Purchase Agreements”). Capitalized terms not defined herein shall have the meanings given to such terms in the Note Purchase Agreements.

Pursuant to the request of the Company and the provisions of Section 17.1 of the Note Purchase Agreements, each of the undersigned agrees to amend the respective Note Purchase Agreement to which it is a party, subject to the conditions and in reliance on the representations and warranties and agreements set forth herein.

In consideration of the foregoing recitals, the parties hereto agree as follows:

Amendments	to Note Purchase Agreements.

1.1 Section 10.5 of each Note Purchase Agreement is amended and restated as of June 29, 2003 in its entirety, as follows:

Navigant International, Inc.

July 28, 2003

Page Two

10.5	Debt to EBITDA.

The Company will not permit the ratio of: (i) Consolidated Debt at any time during the applicable period set forth below; to (ii) Consolidated EBITDA, based upon the financial statements of the Company and its Restricted Subsidiaries for the then most recently completed four fiscal quarters, to be greater than the applicable amounts set forth opposite the periods below:

Period	Ratio
June 29, 2003 through September 27, 2003	3.25:1.00
September 28, 2003 through December 27, 2003	3.25:1.00
December 28, 2003 through March 27, 2004	3.15:1.00
March 28, 2004 through June 26, 2004	3.00:1.00
Thereafter	2.75:1.00

1.2 The definition of the term “Collateral Documents” is amended and restated in its entirety as follows:

““Collateral Documents” means the Security Agreement, the Pledge Agreement, the Mortgages, and the Cash Collateral Agreements (as such term is defined in the Intercreditor Agreement).”

1.3 The definition of the term “Consolidated Fixed Charges” is amended and restated in its entirety as follows:

““Consolidated Fixed Charges” means, for any period of the Company and its Restricted Subsidiaries, the sum of (i) Consolidated Interest Expense for such period, (ii) expenses in respect of operating leases and rent for such period, and (iii) earn-out payments (other than the SATO Earn-out Payment) for such period, all on a consolidated basis and determined in accordance with GAAP. “SATO Earn-out Payment” means the earn-out payment of approximately $3,100,000 paid by the Company on or about July 3, 2003 in satisfaction of the Company’s obligation to pay contingent merger consideration in connection with the acquisition of Scheduled Airlines Traffic Offices, Inc.”

1.4 Section 10.9(b)(i) of each Note Purchase Agreement is amended and restated in its entirety as follows:

“(i) (1) at any time prior to the Trigger Date (as such term is defined in the Fourth Amendment to Note Purchase Agreements, dated as of July 28, 2003, by and between

Navigant International, Inc.

July 28, 2003

Page Three

each of the holders of the Notes, on the one hand, and the Company and the Guarantors, on the other hand), the aggregate consideration (including all types of consideration) for any such acquisition (or series of related acquisitions) shall not exceed $3,000,000 and the forms of consideration shall be limited to the following, individually or in any combination:

(x) capital stock of the Company; or

(y) cash consideration provided that the cash consideration shall not exceed the book value of the tangible assets acquired less any liabilities associated with such assets (or, in the case of any acquisition of a Person, the book value of the tangible assets of the Person acquired less any liabilities associated with such assets); or

(z) earn-out payments provided that (a) such earn-out payments shall be funded exclusively from the revenues of the acquired Person (or, in the case of transactions structured as the acquisition of property of a Person, from the revenues attributable to the property acquired in such acquisition) that are booked after the consummation of such acquisition and (b) for the two year period following such acquisition, the maximum amount of such earn-out payments shall be limited to no more than the sum of (i) 15% of the revenues of the acquired Person (or, in the case of transactions structured as the acquisition of property of a Person, from the revenues attributable to the property acquired in such acquisition) during such period minus (ii) the amount of cash consideration paid in connection with such acquisition pursuant to clause (y) above.

(2) at any time from and after the Trigger Date, the value of consideration paid by the Company or such Restricted Subsidiary in any such acquisition or series of related acquisitions (which shall be equal to the sum of (x) the amount of any cash or Cash Equivalents paid as consideration for such acquisition, (y) the Fair Market Value of any capital stock of the Company issued in connection therewith (determined on the closing date for such acquisition) and the Fair Market Value of any other property given as consideration for such acquisition and (z) the aggregate principal amount of Indebtedness assumed as consideration for such acquisition, together with the assumed amount of accrued and unpaid interest and fees and any costs payable in connection therewith) shall not exceed $15,000,000.”

1.5 Section 1.2 of the Third Amendment to Note Purchase Agreements, dated as of March 20, 2003 (the “Third Amendment”), by and between each of the undersigned holders of Notes, on the one hand, and the Company and the Guarantors, on the other hand, which amended and restated the first paragraph of Section 4(a) of the Second Amendment to Note Purchase Agreements, dated as of February 11, 2002 (the “Second Amendment”), by and between each of the undersigned holders of Notes, on the one hand, and the Company and the Guarantors, on the other hand, is hereby amended by deleting “Until December 29, 2003 (the “Trigger Date”),” and substituting therefor the following:

Navigant International, Inc.

July 28, 2003

Page Four

“Until the date (such date referred to as the “Trigger Date”) when (1) no Default or Event of Default exists, (2) the Company would be in compliance with all covenants in the Transaction Documents as in effect on the date of the Closing, (3) the Company would be in compliance with all covenants in the Bank Credit Agreement as in effect on the date of Closing, and (4) the Company shall have delivered to each holder of Notes a certificate of a Senior Financial Officer certifying as to the matters described in clauses (1), (2) and (3) of this sentence, together with the information (including detailed calculations) required in order to establish the matters being certified,”

1.6 Section 1.3 of the Third Amendment, which amended and restated Section 4(b) to the Second Amendment, is hereby amended and restated in its entirety to read as follows:

“(b) Until the fiscal quarter immediately following the fiscal quarter in which the Trigger Date occurs, the Company will not, and will not permit any of its Restricted Subsidiaries to, make or commit to make Consolidated Capital Expenditures during any fiscal quarter in an aggregate amount in excess of $2,000,000 plus the unused amount available for Consolidated Capital Expenditures under this covenant for the immediately preceding fiscal quarter (excluding any carry-forward available from any prior fiscal quarter and provided that, with respect to any fiscal quarter, Consolidated Capital Expenditures made during such fiscal quarter shall be deemed to be made first with respect to the applicable limitation for such fiscal quarter and then with respect to any carry-forward from the immediately preceding fiscal quarter). For purpose of this covenant, “Consolidated Capital Expenditures” means, for any period for the Company and its Restricted Subsidiaries, without duplication, all expenditures (whether paid in cash or other consideration) during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided that (a) Consolidated Capital Expenditures shall include, for purposes hereof, the acquisition of property (other than an acquisition subject to Section 10.9 of the Note Purchase Agreements) that, in accordance with GAAP, is accounted for by the Company and its Restricted Subsidiaries as the acquisition of goodwill and (b) Consolidated Capital Expenditures shall not include, for purposes hereof, expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Company and its Restricted Subsidiaries within 12 months of receipt of such proceeds.”

1.7 Section 4(d) of the Second Amendment is hereby amended and restated in its entirety to read as follows:

“(d) The Company shall not (other than pursuant to the Bank Amendment, the amendment to the Bank Credit Agreement in the form of Exhibit A attached to the Third

4

Navigant International, Inc.

July 28, 2003

Page Five

Amendment to Note Purchase Agreements, dated as of March 20, 2003 among the holders of Notes, the Company and the Guarantors, the amendment to the Bank Credit Agreement in the form of Exhibit A attached to the Fourth Amendment to Note Purchase Agreements, dated as of July 28, 2003 (the “Fourth Amendment”) among the holders of Notes, the Company and the Guarantors, and the Replacement Facility (as defined in Section 2 of the Fourth Amendment), subject, in the case of the Replacement Facility, to the terms and conditions of Section 2 of the Fourth Amendment) amend, supplement or modify, or permit the amendment, supplement or modification of, the Bank Credit Agreement without the written consent of the Required Holders.”

2. Replacement Facility. On and before March 20, 2004, the Company shall enter into a committed revolving credit facility (the “Replacement Facility”) from banks and other financial institutions, which facility shall replace the Amended and Restated Credit Agreement, dated as of August 6, 1999, among the Company, certain financial institutions which are parties thereto, and Bank of America, as agent, as amended (the “Existing Facility”). The terms and conditions of the Replacement Facility shall be substantially similar to the terms and conditions of the Existing Facility. Without limiting the foregoing, the Replacement Facility shall not expire prior to December 31, 2006 and shall provide for an aggregate availability of not less than $125,000,000, subject to reduction on a dollar for dollar basis with the proceeds of unsecured Subordinated Debt or Preferred Stock with terms and conditions that have been approved by the Required Holders. Notwithstanding anything to the contrary in Section 11 of the Note Purchase Agreements, the breach of the covenant contained in this Section 2 shall constitute an immediate Event of Default.

3. Conditions to Effectiveness. The effectiveness of the foregoing amendments is subject to (a) the receipt by each holder of Notes of a copy of an amendment to the Bank Credit Agreement, in the form of Exhibit A attached hereto (the “Bank Amendment”), duly executed and delivered by the requisite number of lenders under the Bank Credit Agreement to render the Bank Amendment effective and Bank of America, as agent thereunder (collectively, the “Bank Group”), which shall have become effective prior to or concurrent with the effectiveness of the amendments under this letter agreement, (b) the receipt by each holder of Notes, in immediately available funds, of an amendment fee in an amount equal to 0.15% of the aggregate outstanding principal amount of Notes held by such Person at the time such fee is received, (c) the receipt by each Person entitled thereto, in immediately available funds, of the Initial Fee (as defined below), (d) the receipt by Cooley Godward LLP of its legal fees and costs in connection with the preparation, negotiation, execution and delivery of this letter agreement and (e) the receipt by each holder of Notes of evidence satisfactory to it that the amendments of the Note Purchase Agreements effected under this letter agreement, including, without limitation, the amendment of Section 10.5 of each of the Note Purchase Agreements, have been approved by the Lenders party to the Bank Credit Agreement in accordance with Section 11.6 thereof.

Navigant International, Inc.

July 28, 2003

Page Six

4. Representations and Warranties. The Company hereby certifies that (a) each of the representations and warranties set forth in Section 5 of each Note Purchase Agreement is true, correct and complete as of the date hereof and as of the effectiveness of the foregoing amendments (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true, correct and complete as of such other date), (b) no Default or Event of Default under any Note Purchase Agreement will exist upon giving effect to the amendments under this letter agreement and the Bank Amendment, and (c) the Bank Group is not receiving any remuneration for the Bank Amendment except as set forth in the Bank Amendment.

5. Approval of Bank Amendment. Each of the undersigned holders of Notes hereby approves the amendment of the Bank Credit Agreement, including, without limitation, the amendment to Section 7.9(a) (Consolidated Leverage Ratio) and Section 7.9(b) (Consolidated Fixed Charge Coverage Ratio) thereof, in each case as set forth in the Bank Amendment.

6. Limited Waiver. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company set forth herein, each of the undersigned holders of Notes hereby waives the Company’s non-compliance with the Consolidated Debt to Consolidated EBITDA ratio set forth in Section 10.5 of the Note Purchase Agreements (as amended by this letter agreement) for the four fiscal quarter period ended on June 29, 2003 so long as such ratio does not exceed 3.25:1.00 for such period. This waiver is one-time only, is limited precisely as written, and shall not be deemed to be a waiver of the breach of this covenant for any other time period, or the breach of any other covenant.

7. Additional Consideration. As consideration for the foregoing amendments (and in addition to the fee described in clause (b) of Section 3 of this letter agreement), the Company shall pay:

(a) a fee (the “Initial Fee”), payable to each Person that held Notes during the fiscal quarter ended June 29, 2003, in an amount equal to the average unpaid aggregate principal balance of Notes held by such Person during such fiscal quarter multiplied by a quotient, where the numerator is the number of days during such fiscal quarter that such Person held its Notes and the denominator is 360, multiplied by the applicable number of basis points per annum set forth in the table below based on the ratio of (i) Consolidated Debt on June 29, 2003, to (ii) Consolidated EBITDA, based upon the financial statements of the Company and its Restricted Subsidiaries for the four fiscal quarter period ended on June 29, 2003;

(a) a fee (the “First Subsequent Fee”), payable to each Person that held Notes during the fiscal quarter ended September 28, 2003, in an amount equal to the average unpaid aggregate principal balance of Notes held by such Person during such fiscal quarter multiplied by

Navigant International, Inc.

July 28, 2003

Page Seven

a quotient, where the numerator is the number of days during such fiscal quarter that such Person held its Notes and the denominator is 360, multiplied by the applicable number of basis points per annum set forth in the table below based on the ratio of (i) Consolidated Debt on September 28, 2003, to (ii) Consolidated EBITDA, based upon the financial statements of the Company and its Restricted Subsidiaries for the four fiscal quarter period ended on September 28, 2003;

(c) a fee (the “Second Subsequent Fee”), payable to each Person that held Notes during the fiscal quarter ended December 28, 2003, in an amount equal to the average unpaid aggregate principal balance of Notes held by such Person during such fiscal quarter multiplied by a quotient, where the numerator is the number of days during such fiscal quarter that such Person held its Notes and the denominator is 360, multiplied by the applicable number of basis points per annum set forth in the table below based on the ratio of (i) Consolidated Debt on December 28, 2003, to (ii) Consolidated EBITDA, based upon the financial statements of the Company and its Restricted Subsidiaries for the four fiscal quarter period ended on December 28, 2003;

(d) a fee (the “Third Subsequent Fee”), payable to each Person that held Notes during the fiscal quarter ended March 28, 2004, in an amount equal to the average unpaid aggregate principal balance of Notes held by such Person during such fiscal quarter multiplied by a quotient, where the numerator is the number of days during such fiscal quarter that such Person held its Notes and the denominator is 360, multiplied by the applicable number of basis points per annum set forth in the table below based on the ratio of (i) Consolidated Debt on March 28, 2004, to (ii) Consolidated EBITDA, based upon the financial statements of the Company and its Restricted Subsidiaries for the four fiscal quarter period ended on March 28, 2004; and

(e) a fee (the “Fourth Subsequent Fee”), payable to each Person that held Notes during the fiscal quarter ended June 27, 2004, in an amount equal to the average unpaid aggregate principal balance of Notes held by such Person during such fiscal quarter multiplied by a quotient, where the numerator is the number of days during such fiscal quarter that such Person held its Notes and the denominator is 360, multiplied by the applicable number of basis points per annum set forth in the table below based on the ratio of (i) Consolidated Debt on June 27, 2004, to (ii) Consolidated EBITDA, based upon the financial statements of the Company and its Restricted Subsidiaries for the four fiscal quarter period ended on June 27, 2004.

Debt to EBITDA	Basis Points Per Annum
> 3.25:1.00	100
> 2.75:1.00 < 3.25:1.00	50
< 2.75:1.00	None

The Initial Fee payable to each Person described above shall be paid in immediately available funds on or prior to the effectiveness of the amendments under this letter agreement; the First

Navigant International, Inc.

July 28, 2003

Page Eight

Subsequent Fee payable to each Person described above shall be paid in immediately available funds on November 20, 2003; the Second Subsequent Fee payable to each Person described above shall be paid in immediately available funds on April 5, 2004; the Third Subsequent Fee payable to each Person described above shall be paid in immediately available funds on May 20, 2004; and the Fourth Subsequent Fee payable to each Person described above shall be paid in immediately available funds on August 20, 2004 (the First Subsequent Fee, Second Subsequent Fee, Third Subsequent Fee, and the Fourth Subsequent Fee shall collectively be called the “Subsequent Fee”). An Event of Default shall occur if the Company defaults in the payment of any Subsequent Fee required under this Section 7 for more than five Business Days after the same becomes due and payable. Notwithstanding the foregoing, if on any date when such fee is payable the financial statements and certificate of a Senior Financial Officer necessary to compute such fee in accordance with the foregoing have not been delivered to each holder of Notes pursuant to the requirements of Section 7.1 and 7.2, respectively, of the Note Purchase Agreements, then the number of basis points to compute the amount of the fee payable on such date shall be deemed to be 100.

8. No Waiver. The amendments and agreements set forth in this letter amendment shall be limited precisely as written and except as expressly set forth herein shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of any Note Purchase Agreement or any other Transaction Document, (b) a waiver of any right or remedy of the holders of the Notes pursuant to the Transaction Documents or (c) a consent to any future amendment, consent or waiver of any provision of the Note Purchase Agreements or any other Transaction Document. Except as expressly set forth in this letter amendment, each Note Purchase Agreement and the other Transaction Documents shall continue in full force and effect.

9. Counterparts; Effectiveness. This letter amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally blank]

Navigant International, Inc.

July 28, 2003

Page Nine

Very truly yours,

The Prudential Insurance Company of America

By:
Name:
Title:

Security Life of Denver Insurance Company USG Annuity & Life Company Reliastar Life Insurance Company Reliastar Life Insurance Company Of New York Security Connecticut Life Insurance Company

By:	ING Investment Management LLC, as Agent of each of the foregoing

By:
Name:
Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

Navigant International, Inc.

July 28, 2003

Page Ten

HARTFORD LIFE INSURANCE COMPANY

BY: HARTFORD INVESTMENT SERVICES, INC., its agent and attorney-in-fact

By:
Name:
Title:

Navigant International, Inc.

July 28, 2003

Page Eleven

The foregoing is hereby accepted and agreed to

as of the date first above written.

NAVIGANT INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

The undersigned Guarantors consent and agree to the foregoing.

NAVIGANT INTERNATIONAL/NORTH CENTRAL, INC.,

an Illinois corporation

NAVIGANT INTERNATIONAL/SOUTHWEST, LLC,

a Delaware limited liability company

CORNERSTONE ENTERPRISES, INC.,

a Massachusetts corporation

NAVIGANT INTERNATIONAL/SOUTHEAST, INC.,

a North Carolina corporation

NAVIGANT INTERNATIONAL/NORTHEAST, INC.,

a Connecticut corporation

NAVIGANT INTERNATIONAL UK HOLDINGS, INC.

a Delaware corporation

NAVIGANT CRUISE CENTER, INC.,

a Delaware corporation

NAVIGANT INTERNATIONAL/ROCKY MOUNTAIN, INC.,

a Colorado corporation

SCHEDULED AIRLINES TRAFFIC OFFICES, INC.,

a Delaware corporation

NAVIGANT INTERNATIONAL/NORTHWEST, INC., a

Washington corporation

ENVISION VACATIONS, INC., a Michigan corporation

By:
Name:	Eugene A. Over, Jr.
Title:	Vice President of each of the foregoing Guarantors

Navigant International, Inc.

July 28, 2003

Page Twelve

NAVIGANT INTERNATIONAL/SOUTH CENTRAL, LP, a Texas limited partnership

By:	ATLAS TRAVEL GP, INC.,
a Texas corporation

By:
	Name:	Eugene A. Over, Jr.
	Title:	Vice President

EXHIBIT A

BANK AMENDMENT